EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC.
REPORTS RECORD SECOND QUARTER
REVENUE AND EARNINGS

          Rockford MI - July 9, 2003 - Wolverine World Wide, Inc. (NYSE: WWW) today reported record revenue and earnings for the second quarter of 2003, with earnings per share rising 9.5 percent.

          Second quarter revenue rose 8.7 percent to $184.0 million compared to $169.3 million reported for the second quarter of 2002. Earnings per share improved to $0.23 per share compared to $0.21 per share reported for the same quarter last year.

          For the first half of 2003, revenue and earnings per share reached record levels of $375.5 million and $0.41 per share respectively. These results represent an 8.4% and 13.9% improvement from the $346.6 million in revenue and $0.36 earnings per share reported for the first half of 2002.

          "All of our major branded groups generated profit improvements," stated Timothy J. O'Donovan, Wolverine's President and CEO, "with our international businesses producing solid double-digit revenue gains in the quarter. Merrell remains the top performing brand in our portfolio, experiencing its 22nd consecutive quarter of growth.

          "Our marketing investments are paying off. Merrell's expanding shop-in-shop program with key retailers is producing strong sell-through. CAT Footwear's lifestyle marketing initiative is driving business through youth-oriented retailers around the world. The Hush Puppies' repositioning plan is successfully opening new doors with better-grade retailers and Wolverine's increased focus on accelerating growth in the outdoor sport boot category is working."

- more -

Q2/03 Earnings	page 2

          "We were pleased with our 9.5 percent gain in earnings per share," stated Stephen L. Gulis Jr., the Company's CFO. "Higher divisional operating earnings coupled with our debt reductions and share repurchase programs more than offset the $0.03 per share increase in pension expense recorded in the second quarter. Gross margins declined 70 basis points for the quarter to 35.7 percent due to a higher percentage of military and slipper shipments, which are lower margin businesses. Adding to the margin decline were costs incurred to consolidate our Mexican manufacturing operation into our Dominican Republic facilities. Year to date, margins are up 20 basis points and are on plan to achieve our projected annualized increase.

          "We continue to reap the benefits of our asset management programs, which resulted in minimal revolving debt and over $40.0 million in cash as we exited the second quarter. This performance was driven in part by a 5.3 percent year-over-year reduction in inventories and improved cash collections. Accounts receivable balances at the end of the second quarter increased 3.8 percent, significantly less than our revenue improvement."

          O'Donovan concluded, "Looking ahead, we are entering the second half of 2003 with a 5.4 percent increase in order backlog. We believe many retailers have yet to complete their order bookings for third and fourth quarter delivery. Additionally, we experienced an increase in at-once business late in the second quarter, and anticipate this trend to continue. For fiscal 2003, we continue to anticipate revenue and earnings reaching $875 to $885 million and $1.21 to $1.24 per share respectively.

          The Company will host a conference call at 10:00 a.m. Eastern Daylight Time today to discuss these results and current business trends. To listen to the call at the Company's website, go to www.wolverineworldwide.com, click on "For Our Investors" in the navigation bar, click on "Conference Call" from the top navigation bar of the "For Our Investors" page, and then click on "Webcast." To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through July 23, 2003.

- more -

Q2/03 Earnings	page 3

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and slippers. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, Merrell® and Wolverine®. The Company also markets footwear under popular licensed brands including CAT®, Harley-Davidson® and Stanley®. The Company's products are carried by leading retailers in the U.S. and are distributed internationally in over 130 countries. For additional information, please visit our website, www.wolverineworldwide.com.

          This press release contains forward-looking statements, including those relating to 2003 revenue and earnings, order backlog, margins and retail ordering trends. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in consumer preferences or spending patterns; cancellation of future orders; cost and availability of inventories; reliance on foreign sourcing; the impact of competition and pricing; integration and operations of newly acquired businesses; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
 (Unaudited)
($000's, except share and per share data)

	12 Weeks Ended		24 Weeks Ended
	June 14, 2003	June 15, 2002	June 14, 2003	June 15, 2002

Revenue	$184,040	$169,276	$375,525	$346,553
Cost of products sold	118,316	107,655	240,605	222,830

Gross profit	65,724	61,621	134,920	123,723
Selling and administrative expenses	50,822	46,524	107,705	97,388

Operating profit	14,902	15,097	27,215	26,335
Other expense	1,152	1,549	2,444	3,202

Earnings before income taxes and
minority interest	13,750	13,548	24,771	23,133

Income taxes	4,458	4,468	8,039	7,631

Earnings before minority interest	9,292	9,080	16,732	15,502

Minority interest	11	(19)	37	--

Net earnings	$9,281	$9,099	$16,695	$15,502

Diluted earnings per share	$.23	$.21	$.41	$.36

CONDENSED CONSOLIDATED BALANCE SHEETS
($000's)

	June 14, 2003	June 15, 2002		June 14, 2003	June 15, 2002
ASSETS:			LIABILITIES & EQUITY:
Cash & securities	$40,114	$26,779	Notes payable	$724	$--
Receivables	152,411	146,852	Current maturities on
			long-term debt	15,030	15,030
Inventories	171,993	181,566	Accounts payable and other
			accrued liabilities	67,681	63,816
Other current assets	13,358	9,974	Total current liabilities	83,435	78,846
Total current assets	377,876	365,171
			Long-term debt	58,563	72,901
Plant & equipment, net	97,491	98,352	Other noncurrent liabilities and
			minority interest	24,967	17,465
Other assets	72,833	85,129	Stockholders' equity	381,235	379,440

Total Assets	$548,200	$548,652	Liabilities & Equity	$548,200	$548,652